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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)      FEBRUARY 23, 2001
                                                 -----------------------------



                            TERREMARK WORLDWIDE, INC.

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             (Exact name of registrant as specified in its charter)



                                    DELAWARE
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                 (State or other jurisdiction of incorporation)



        0-22520                                      52-1989122
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(Commission File Number)                  (IRS Employer Identification No.)


                            2601 SOUTH BAYSHORE DRIVE
                                 MIAMI, FL 33133
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          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code      (305) 856-3200
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                                       N/A
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

         On February 23, 2001, the Registrant completed the sale of certain of its telecom facilities management operations to MP Telecom, LLC ("Purchaser"), pursuant to an agreement dated January 12, 2001. Such operations involve the development and operation of secure commercial buildings that house telecommunications and Internet infrastructure. These facilities, known as telecom hotels, provide the unfinished space in which carriers, service providers, Internet service providers, application service providers, co-location providers and e-commerce companies install their equipment to connect directly to high-capacity fiber networks. The transaction is pursuant to the Registrant's decision to exit this line of business.

         Included among the assets conveyed to the Purchaser were all of the Registrant's and its affiliates' equity ownership interests (including any rights to the "promote" interests) in the T-Rex branded "Telecom Hotel" projects located in Cleveland, Ohio; Boca Raton, Florida; Hartford, Connecticut (the foregoing collectively referred to as the "CBH Projects"); and contracts for projects in Sterling, Virginia; and Chicago, Illinois, together with other operating assets owned by the Telecom Routing Exchange Developers, Inc. subsidiary of the Registrant. As part of the transaction, the Registrant retained its rights relating to the Technology Center of the Americas (the "TECOTA Building") located in Miami, Florida, in which the NAP of the Americas, the fifth tier-1 network access point in the United States, will be located. In return, Purchaser has conveyed to the Registrant its rights to the promote and equity interests in the owner of the TECOTA Building. As a result of these transactions, the Registrant now owns 100% of the promote and 0.94% of the equity interests of the owner of the TECOTA Building. The Registrant has entered into an agreement with the Purchaser for it to act as the exclusive leasing agent for the TECOTA Building until its space is fully leased on an initial basis.

         In addition, as part of the transaction, the Purchaser has conveyed to the Registrant a total of 1,400,000 shares of common stock of the Registrant, representing a portion of the 8,000,000 shares issued by the Registrant to MP and its affiliates when the Registrant acquired, in 2000, certain of the assets now being conveyed to MP. The Registrant has paid $900,000 to the Purchaser in connection with such transfer. The principals of the Purchaser and various executive officers of the Registrant have mutually agreed that, until December 25, 2001, each group will limit, in the aggregate, the number of shares of the Registrant to be sold by them during any trading day to 25,000 and 300,000 during any calendar month.

         As part of the transaction, the Purchaser has released and assigned to Registrant all rights it has to any revenues from and interests in, except as indicated above, all of the Registrant's subsidiaries and all businesses in which the Registrant engages, including but not limited to, the Co-Location business and Registrant's Coloconnection, Inc. subsidiary.

         As a result of the transactions, the Registrant will recognize an impairment of intangible assets of approximately $4,155,178 relating to management contracts to be sold for the period ended December 31, 2000.

         Clifford J. Preminger, a director of the Registrant and one of the principals of the Purchaser, has resigned from the Registrant's board effective as of January 31, 2001.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)           Financial Statements

              Not Applicable

(b)           Pro Forma Financial Information

              Not Applicable

(c)           Exhibits

EXHIBIT
NUMBER                          DESCRIPTION
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2.1      Letter agreement dated January 12, 2001 among MP Telecom, LLC,
         Terremark Worldwide, Inc., Clifford J. Preminger, Thomas M. Mulroy and Manuel Medina



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       TERREMARK WORLDWIDE, INC.

Dated: February 23, 2001               By:   /s/ Manuel D. Medina
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                                           Name: Manuel D. Medina
                                                 Its Chairman & Chief
                                                     Executive Officer

Dated: February 23, 2001               By:   /s/ Irving A. Padron, Jr.
                                          -------------------------------------
                                           Name: Irving A. Padron, Jr.
                                                 Its Chief Financial Officer






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